______________________________________________________________________________

                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                             ______________


                                FORM 8-K

                             CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934




Date of Report (Date of earliest event reported):  August 9, 1996



                 SIMON DEBARTOLO GROUP, INC.
- --------------------------------------------------------------------------
                 (Exact name of registrant as specified in charter)



MARYLAND                   1-12618                35-1901999
- -------------------------------------------------------------------------

  (State or other          (Commission             (IRS Employer
   jurisdiction of          File Number)            Identification No.)
   incorporation)



115 WEST WASHINGTON STREET, INDIANAPOLIS, INDIANA      46204
- -------------------------------------------------------------------------
      (Address of principal executive offices)    (Zip Code)



Registrant's telephone number, including area code: (317) 636-1600



                        SIMON PROPERTY GROUP, INC.
- ------------------------------------------------------------------------
(Former name or former address, if changed since last report)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.
          ------------------------------------

          On August 9, 1996, pursuant to an Agreement and Plan of Merger, dated as of March 26, 1996, as amended, among Simon DeBartolo Group, Inc., a Maryland corporation (formerly known as Simon Property Group, Inc.) ("SPG"), Day Acquisition Corp., an Ohio corporation and a subsidiary of SPG ("Sub"), and DeBartolo
          Realty Corporation, an Ohio corporation ("DRC"), Sub was merged with and into DRC (the "Merger"). The Merger and certain other related matters were approved by stockholders of SPG and shareholders of DRC at their special meetings held on August 7, 1996 and August 6, 1996, respectively. A copy of the press release announcing the shareholders' approvals and the closing of the merger are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively.

          Pursuant to the Merger, each outstanding share of common stock of DRC, par value $0.01 per share, other than shares as to which dissenters' rights have been perfected, was converted into the right to receive 0.68 share of common stock of SPG, par value $0.0001 per share (the "Common Stock"), and cash for any fractional shares. As a result, shareholders of DRC received approximately 37.9 million shares of Common Stock pursuant to the Merger.

          Substantially the same information required by this Current Report on Form 8-K concerning the Merger was previously reported in SPG's Prospectus/Joint Proxy Statement which formed a part of the Company's Registration Statement on Form S-4 (333-06933) as amended and declared effective by the Securities and Exchange Commission on June 28, 1996 (the "Registration Statement"), which is incorporated by reference herein to the extent appropriate.

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS.
          ---------------------------------

a) and b)  Updated pro forma financial information and interim financial statements of DRC follow beginning at page F-1.

c)   Exhibits

           The items listed on the Exhibit Index attached hereto are filed with or made a part of this Current Report on Form 8-K.

                         SIGNATURES
                         ----------

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 26, 1996

                    SIMON DeBARTOLO GROUP, INC.


                    By /s/ James M. Barkley
                      ---------------------------
                         Name: James M. Barkley
                         Title: Secretary/General Counsel

        INDEX TO PRO FORMA FINANCIAL INFORMATION
                  AND FINANCIAL STATEMENTS


Simon DeBartolo Group, Inc. (formerly Simon Property Group, Inc.)    Page
- -----------------------------------------------------------------    ----

Pro Forma (Unaudited) Combined Condensed Balance Sheet
 as of June 30, 1996                                                  F-2

Pro Forma (Unaudited) Combined Condensed Statements of
 Operations for the six month period ended June 30, 1996
 and for the year ended December 31, 1995                             F-3

Notes and Management's Assumptions to Unaudited Pro Forma
  Combined Condensed Financial Information                            F-4

Business Acquired
- -----------------

Unaudited interim financial statements of DRC as of June 30, 1996
  and for the three month and six month periods then ended            F-7

       F

Simon DeBartolo Group, Inc. Pro Forma
Combined Condensed Financial Information
(Unaudited)

  The accompanying financial statements present the unaudited pro forma combined condensed Balance Sheet of the Simon DeBartolo Group, Inc. ("SDG") as of June 30, 1996 and the unaudited pro forma combined condensed Statements of Operations of SDG for the six-month period ended June 30, 1996 and for the year ended December 31, 1995.

  The unaudited pro forma combined condensed Balance Sheet as of June 30, 1996 is presented as if the Merger and the Other Transactions had occurred on June 30, 1996. The unaudited pro forma combined condensed Statements of Operations for the six-month period ended June 30, 1996 and for the year ended December 31, 1995 are presented as if the Merger and the Other Transactions had occurred as of January 1, 1995 and carried forward through June 30, 1996.

  Preparation of the pro forma financial information was based on assumptions deemed appropriate by the management of Simon Property Group, Inc. ("SPG") and DeBartolo Realty Corporation ("DRC"). The assumptions give effect to the Merger and the Other Transactions under the purchase method of accounting in accordance with generally accepted accounting principles and the combined entity qualifying as a REIT, distributing all of its taxable income and, therefore, incurring no federal income tax expense during the periods presented. The pro forma financial information is unaudited and is not necessarily indicative of the results which actually would have occurred if the transactions had been consummated at the beginning of the periods presented, nor does it purport to represent the future financial position and results of operations for future periods. The pro forma information should be read in conjunction with the historical financial statements of SPG and DRC.


                           Simon DeBartolo Group, Inc.

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               As of June 30, 1996
                                 (In thousands)
                                   (Unaudited)
                                                             Merger and
                                                                Other
                                                            Transactions          Pro Forma
                                   SPG           DRC          Pro Forma            Combined
                              (Historical)   (Historical)    Adjustments          Condensed

                              -------------  -------------  -------------       -------------
ASSETS:
Investments in properties,
 partnerships and joint
 ventures, net                   $2,243,674     $1,349,147     $1,636,203 (B)      $5,229,024
Cash, cash equivalents and
 short-term investments              65,556         45,938       (34,400) (C)          77,094
Receivables                         141,520         40,754       (26,934) (D)         155,340
Note receivable from the
 SPG, LP Management Company          91,478             --             --              91,478
 Other assets                       120,734        118,136       (59,312) (E)         179,558
                                 ----------     ----------     ----------          ----------
          Total assets           $2,662,962     $1,553,975     $1,515,557          $5,732,494
                                 ==========     ==========     ==========          ==========
LIABILITIES AND
 STOCKHOLDERS' EQUITY:
LIABILITIES:
Mortgages and other notes
 payable                         $2,178,539     $1,479,515        $22,423 (F)      $3,680,477
Accounts payable, accrued
 expenses and other
 liabilities                        194,998         80,035        (2,801) (G)         272,232
Investment in the SPG, LP
 Management Company                  19,740             --             --              19,740
                                 ----------     ----------     ----------          ----------
          Total liabilities       2,393,277      1,559,550         19,622           3,972,449
                                 ----------     ----------     ----------          ----------
LIMITED PARTNERS' INTEREST
 IN THE OPERATING
 PARTNERSHIP                         68,525        (2,126)        576,877 (H)         643,276

STOCKHOLDERS' EQUITY:
 Preferred stock                     99,923             --             --              99,923
 Common stock                             7            553          (549) (H)              11
 Capital in excess of par
  value                             269,757        (4,002)        919,607 (H)       1,185,362
 Accumulated deficit              (162,131)             --             --           (162,131)
 Unamortized restricted
  stock award                       (6,396)             --             --             (6,396)
                              -------------  -------------  -------------       -------------
        Total stockholders'
        equity                      201,160        (3,449)        919,058           1,116,769
                              -------------  -------------  -------------       -------------
        Total liabilities
        and stockholders'
        equity                   $2,662,962     $1,553,975     $1,515,557          $5,732,494
                                 ==========     ==========     ==========          ==========

  The accompanying notes and management's assumptions are an integral part of this statement.

                           Simon DeBartolo Group, Inc.

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                     For the Six-Months Ended June 30, 1996
               (In thousands, except share and per share amounts)
                                   (Unaudited)


                                                           Merger and
                                                              Other
                                                          Transactions         Pro Forma
                                SPG             DRC         Pro Forma          Combined
                            (Historical)   (Historical)    Adjustments         Condensed
                            ------------    ------------   ------------       ------------
REVENUE
  Minimum rent                  $159,076        $114,086      $   1,700 (A)       $274,862
  Overage rent                    10,751           5,635             --             16,386
  Tenant reimbursements           93,696          45,456             --            139,152
  Other income                    19,681          11,455             --             31,136
                                --------        --------      ---------           --------
          Total revenue          283,204         176,632          1,700            461,536
                                --------        --------      ---------           --------

EXPENSES
  Property and other
   operating expenses            107,773          66,484        (5,000) (B)        169,257
  Depreciation and
   amortization                   51,307          32,432          5,821 (C)         89,560
  Merger and Other
   Transaction expenses               --          10,200       (10,200) (D)             --
                                --------        --------      ---------           --------
          Total expenses         159,080         109,116        (9,379)            258,817
                                --------        --------      ---------           --------
OPERATING INCOME                 124,124          67,516         11,079            202,719
INTEREST EXPENSE                  79,134          60,759        (7,437) (E)        132,456
                                --------        --------      ---------           --------
INCOME BEFORE MINORITY
 INTEREST                         44,990           6,757         18,524             70,271
MINORITY PARTNERS'
 INTEREST                        (1,175)           (325)             --            (1,500)
                                --------        --------      ---------           --------
INCOME BEFORE
 UNCONSOLIDATED ENTITIES          43,815           6,432         18,524             68,771

INCOME FROM UNCONSOLIDATED
 ENTITIES                          3,985           8,236             --             12,221
                                --------        --------      ---------           --------
INCOME OF THE OPERATING
 PARTNERSHIP                      47,800          14,668         18,524             80,992
LESS LIMITED PARTNERS'
 INTEREST IN THE OPERATING
 PARTNERSHIP                      16,883           5,593          7,219 (F)         29,695
                                --------        --------      ---------           --------
NET INCOME FROM CONTINUING
 OPERATIONS                       30,917           9,075         11,305             51,297
PREFERRED DIVIDENDS                4,062              --             --              4,062
                                --------        --------      ---------           --------
NET INCOME FROM CONTINUING
 OPERATIONS AVAILABLE TO
 COMMON STOCKHOLDERS            $ 26,855         $ 9,075       $ 11,305           $ 47,235
                                ========         =======       ========           ========
NET INCOME FROM CONTINUING
 OPERATIONS PER SHARE OF
 COMMON STOCK                      $0.46                                             $0.49
                                    ====                                              ====
WEIGHTED AVERAGE SHARES                                                                    (G)
 OUTSTANDING                  58,471,201                                        96,355,721
                              ==========                                        ==========

The accompanying notes and management's assumptions are an integral part of this statement.


                           Simon DeBartolo Group, Inc.

              PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                      For the Year Ended December 31, 1995
               (In thousands, except share and per share amounts)
                                   (Unaudited)
                                                              Merger and
                                                                 Other
                                                             Transactions         Pro Forma
                                SPG              DRC           Pro Forma          Combined
                            (Historical)     (Historical)     Adjustments         Condensed

REVENUE                         --------         --------           ------           --------
 Minimum rent                   $307,849         $205,056           $3,400 (A)       $516,305
 Overage rent                     23,278           12,924               --             36,202
 Tenant reimbursements           191,535           82,147               --            273,682
 Other income                     30,995           32,530               --             63,525
                                --------         --------            -----           --------
          Total revenue          553,657          332,657            3,400            889,714
                                --------         --------            -----           --------
EXPENSES
 Property and other              209,782          118,498         (10,000) (B)        318,280
 operating expenses
 Depreciation and                 92,739           58,603           11,641 (C)        162,983
 amortization
                                --------         --------         --------           --------
          Total expenses         302,521          177,101            1,641            481,263
                                --------         --------         --------           --------
OPERATING INCOME                 251,136          155,556            1,759            408,451
INTEREST EXPENSE                 150,224          124,567         (23,678) (E)        251,113
                                --------         --------         --------           --------
INCOME BEFORE MINORITY
 INTEREST                        100,912           30,989           25,437            157,338
MINORITY PARTNERS'
 INTEREST                        (2,681)            1,029               --            (1,652)
GAIN ON SALE OF ASSET              1,871            5,460               --              7,331
                                --------         --------         --------           --------
INCOME BEFORE
 UNCONSOLIDATED ENTITIES         100,102           37,478           25,437            163,017
INCOME FROM UNCONSOLIDATED
 ENTITIES                          1,403            8,865               --             10,268
                                --------         --------         --------           --------
INCOME OF THE OPERATING
 PARTNERSHIP                     101,505           46,343           25,437            173,285
LESS LIMITED PARTNERS'
 INTEREST IN THE
 OPERATING PARTNERSHIP            40,297           18,715            8,675 (F)         67,687
                                --------         --------         --------           --------
NET INCOME FROM CONTINUING
 OPERATIONS                       61,208           27,628           16,762            105,598
PREFERRED DIVIDENDS                1,490               --               --              1,490
                                --------         --------         --------           --------
NET INCOME FROM CONTINUING
 OPERATIONS AVAILABLE TO
 COMMON STOCKHOLDERS           $  59,718         $ 27,628         $ 16,762          $ 104,108
                                 =======          =======          =======           ========

 NET INCOME PER
 SHARE OF COMMON STOCK            $ 1.08                                               $ 1.12
                                   =====                                                =====
WEIGHTED AVERAGE SHARES
 OUTSTANDING                  55,312,078                                           93,196,598 (G)
                              ==========                                           ==========

The accompanying notes and management's assumptions are an integral part of this statement.

  Simon DeBartolo Group, Inc.--Notes and Management Assumptions to Pro Forma Combined Condensed Financial Information (Unaudited, in thousands, except share and per share amounts)

  1.   Accounting Treatment

  The exchange of DRC Common Stock for SPG Common Stock, the merger, and transfer by SPG and the SPG Limited Partners' interests in the SPG Operating Partnership to the DRC Operating Partnership under the contribution agreement technically result in a reverse merger for financial reporting purposes. In substance, DRC and the DRC Limited Partners' interests in the DRC Operating Partnership are being acquired and accordingly have been adjusted to fair value in connection with the application of purchase accounting. The interests transferred by SPG and SPG Limited Partners to DRC Operating Partnership have been appropriately reflected at historical cost.

  2.   Adjustments To Pro Forma Combined Condensed Balance Sheet

(A) Certain reclassifications have been made to the SPG and DRC historical balance sheets to conform to the desired pro forma combined condensed balance sheet presentation.

(B) Represents adjustments to record the Merger and the Other Transactions in accordance with the purchase method of accounting, based upon an assumed purchase price of $1,512,960 assuming a market value of SPG Common Stock of $24.375 (which was the closing price of SPG's Common Stock on August 9, 1996), and the Exchange Ratio of 0.68 as follows:

           Value of DRC Common Stock (55,712,529
           shares outstanding immediately prior to
           the Merger) and 34,203,623 DRC Operating
           Partnership interests multiplied by the
           Exchange Ratio and the market value of SPG
           Common Stock                                 $1,490,360

           Merger and the Other Transactions costs          22,600
           (see below)
                                                        ----------
                                                        $1,512,960
                                                        ==========
           Estimated fees and expenses related to the
           Merger and the Other Transactions, as
           follows:
            Advisory fees                                  $11,000
            Legal and accounting                             6,200
            Severance and relocation costs                  19,000
                                                          --------
                                                            36,200
           Less DRC expenses                               (13,600)
                                                          --------
           SPG transaction costs                           $22,600
                                                          ========
Adjustment to reflect investment in
 properties, partnerships and joint ventures, net at fair value:

           Purchase price (see above)                  $1,512,960

           Historical book value of DRC (equity)
           deficit acquired as of the Effective Time:

               Historical book value of the DRC
               Operating Partnership                        5,575

               To adjust equity for the Stay Bonus
               and to reflect accelerated vesting of
               accrued compensation in accordance
               with the terms of the Merger and the
               Other Transactions                           5,599

               To reflect DRC's expenses associated
               with the Merger and the Other
               Transactions of $13,600 less $10,200
               recognized as expense in the six-month
               period ended June 30, 1996 ($1,800 was
               paid with the balance of $8,400
               accrued)                                     3,400

         Adjustments to reflect certain assets and liabilities
          of DRC at fair value:
            Receivables (see Note (D))                     26,934
            Other assets (see Note (E))                    59,312
            Mortgages and other notes
             payable (see Note (F))                        22,423
                                                           ------
         Adjustment required to reflect investment in
          properties, partnerships and joint ventures,
          net at fair value                            $1,636,203
                                                        =========
    (C)  To reflect the decrease in cash and cash
          equivalents due to the estimated Merger and
          the Other Transactions costs, including
          expenses of DRC, of $36,200 less cash payments
          made of $1,800                                $(34,400)
                                                        ========
   (D) To reflect the adjustment to eliminate DRC's deferred asset related to the straight-lining of rent related
         to leases                                      $(26,934)
                                                        ========
   (E)  To reflect the following adjustments to other assets:

        To eliminate deferred financing, interest rate buy-
         downs and similar costs related to mortgages and
         other notes payable and organization costs    $(53,536)

        To adjust DRC's historical basis in the DRC
         Management Company to estimated fair market value of
         $15,000                                         13,428

        To eliminate deferred leasing costs             (19,204)
                                                       --------
                                                       $(59,312)
                                                       ========
   (F)  To record a premium required to adjust
        mortgages and other notes payable to fair
        value using a discount rate estimated on an
        instrument by instrument basis                  $22,423
                                                        =======

   (G)  To reflect the following adjustments to
        accounts payable, accrued liabilities and other liabilities:

         1.  To record accrued compensation expense
             related to the Stay Bonus ($8,467), less
             the portion which vests immediately for
             which  DRC Common Stock was issued
             ($1,325) and to reflect the accelerated
             vesting of accrued compensation
             settled with DRC Common Stock ($1,543)     $ 5,599

        2.  To eliminate accrued DRC Merger and the Other
            Transactions Costs paid in (C) above         (8,400)
                                                        -------
                                                        $(2,801)
                                                        =======


 (H) To adjust DRC's shareholders' equity and the DRC Limited Partners' interests to reflect the issuance of 37,884,520 shares of SPG Common Stock and the conversion of the DRC Limited Partners' interests in the DRC Operating Partnership into Units in the Operating Partnership at the Exchange Ratio (assuming that there were 55,712,529 shares of DRC Common Stock and 34,203,623 DRC Limited Partners' interests outstanding immediately prior to the Effective Time) with an assumed value of $24.375 per share and per unit (which was the closing price of SPG's Common Stock on August 9, 1996), in exchange for substantially all of the outstanding DRC Common Stock and DRC Interests, as follows:

                                                                                       Total equity
                                                                          Limited         of the
                                                         Total common     Partners'     operating
                                                         stockholders'  interest in    partnership
                               Capital in                equity before      the           before
                      Common   excess of   Accumulated   unrestricted    Operating      preferred
                       Stock   par value     deficit      stock award   partnership        units
                      -------  ----------   -----------  ------------   -----------    ------------

Value of Shares and
 Interests Acquired       $ 4  $  923,431  $       --     $  923,435     $566,925   $1,490,360
Historical Value of
 SPG                        7     269,757   (162,131)        107,633       68,525      176,158
                          ---  ----------  ----------     ----------     --------   ----------
Combined Equity            11   1,193,188   (162,131)      1,031,068      635,450    1,666,518
==============================================================================================
Pro Forma Ownership                                            61.4%        38.6%       100.0%
                                                               =====        =====       ======

Pro Forma Equity           11   1,185,362   (162,131)      1,023,242      643,276    1,666,518
Less Historical Value
 of SPG                     7     269,757   (162,131)        107,633       68,525      176,158
Less Historical Value
 of DRC                   553     (4,002)          --        (3,449)      (2,126)      (5,575)
                       ------  ----------  ----------     ----------     --------   ----------
Pro Forma Adjustments  $(549)  $  919,607  $---------     $  919,058     $576,877   $1,495,935
                       ======  ==========  ==========     ==========     ========     ========

3.   Adjustments To Pro Forma Combined Condensed Statements of Operations

  Immediately prior to the Merger and the Other Transactions, DRC will expense $8,467 in connection with the Stay Bonus which has not been included in the Pro Forma Combined Condensed Statements of Operations. DRC will also incur $13,600 of expenses in connection with the Merger and the Other Transactions, of which $10,200 has been accrued as of June 30, 1996, which have not been included in the Pro Forma Combined Condensed Statements of Operations.

                                                     For the Six    For the Year
                                                    Months Ended        Ended
                                                      June 30,      December 31,
                                                        1996            1995
                                                    ------------    ------------
  (A)  To recognize revenue from straight-lining
        rent related to leases which will be
        reset in connection with the Merger and
        the Other Transactions                           $ 1,700         $ 3,400
                                                          ======          ======
  (B)  To reflect cost savings to eliminate
        duplicative public company costs and
        other identified redundancies which have
        been estimated based upon historical
        costs for those items as a result of the
        Merger and the Other Transactions               $(5,000)       $(10,000)
                                                        ========       =========
  (C)  To reflect the increase in depreciation as
        a result of recording the investment
        properties of DRC at acquisition value
        versus historical cost and utilizing an
        estimated useful life of 35 years offset
        by the decrease in amortization expense
        as a result of the elimination of
        deferred leasing costs                            $5,821         $11,641
                                                          ======         =======
  (D)  To reflect the elimination of Merger and
        the Other Transactions related costs
        expensed during the six-month period
        ended June 30, 1996                              $10,200           $  --
                                                         =======           =====
  (E)  To reflect the following adjustments to
       interest expense:
        (1) To reflect the elimination of
             amortization of deferred mortgage
             costs related to DRC written-off in
             connection with the Merger and the
             Other Transactions                         $(5,062)       $(18,929)
        (2) To reflect the amortization of the
             premium required to adjust mortgages
             and other notes payable to fair
             value                                       (2,375)         (4,749)
                                                        --------       ---------
                                                        $(7,437)       $(23,678)
                                                        ========       =========

  (F)  To adjust the allocation of the Limited
        Partners' interest in the net income of
        the Operating Partnership, after
        consideration of the preferred unit
        distribution.  The Partners' pro
        forma weighted average ownership interest
        for the six months ended June 30, 1996
        and for the year ended December 31, 1995
        was 38.6% and 39.4% , respectively                $7,219          $8,675
                                                          ======          ======
  (G)  The pro forma weighted average common
        shares outstanding is computed as follows:

         SPG Historical Weighted Average Shares
          Outstanding                                 58,471,201      55,312,078

         Issuance of shares of SPG Common Stock
          in connection with the Merger and the
          Other Transactions (assuming that there
          are 55,712,529 shares of DRC Common
          Stock outstanding immediately prior to
          the Effective Time)                         37,884,520      37,884,520
                                                      ----------      ----------
                                                      96,355,721      93,196,598
                                                      ==========      ==========

                          DEBARTOLO REALTY CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
                    (Dollars in thousands except share data)


                                                     As of        As of
                                                    June 30,   December 31,
                                                      1996         1995
                                                 -----------   -----------
Assets:
  Investment properties (Note 4)                 $ 1,968,344   $ 1,793,663
    Less accumulated depreciation                    632,762       574,338
                                                 -----------   -----------
  Cash and cash equivalents                           32,486        25,851
  Restricted cash  (Note 3)                           12,477        13,910
  Short term investments                                 975        14,057
  Accounts receivable, less allowance for
   doubtful accounts of $9,031 and
   $10,070 in 1996 and 1995                           40,754        39,103
  Investments in and advances to
   nonconsolidated joint ventures
   (Notes 4 and 5)                                    61,872       116,725
  Minority interest in capital deficits
   of consolidated joint ventures                     34,456        25,496
  Deferred charges and prepaid expenses               83,680        77,103
                                                 -----------   -----------
                                                 $ 1,602,282   $ 1,531,570
                                                 ===========   ===========
Liabilities and Shareholders' Equity:
  Liabilities:
    Mortgages and notes payable (Note 4)         $ 1,479,515   $ 1,348,573
    Accounts payable and accrued expenses             51,779        38,810
    Dividends and distributions payable               28,256        28,225
    Deficits in nonconsolidated joint
     ventures (Notes 4 and 5)                         48,307        71,147
                                                 -----------   -----------
                                                   1,607,857     1,486,755
                                                 -----------   -----------
  Commitments and contingencies                           --            --

  Limited Partners' interest in
   Operating Partnership                             (2,126)        17,142

  Shareholders' Equity (Deficit):
    Preferred Stock, $.01 par value,
     10,000,000 shares authorized, no
     shares issued and outstanding                        --            --
    Common Stock, $.01 par value,
     175,000,000 shares authorized,
     55,496,757 shares in 1996, 55,329,162
     shares in 1995, issued and outstanding              553           553
    Additional paid-in capital                            --        27,120
    Accumulated deficit                              (4,002)            --
      Total Shareholders' Equity (Deficit)           (3,449)        27,673
                                                 -----------   -----------
                                                 $ 1,602,282   $ 1,531,570
                                                 ===========   ===========
                             See accompanying notes

                           DEBARTOLO REALTY CORPORATION
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                   (Unaudited)

                  (Dollars in thousands, except per share data)


                                             Three Months Ended June 30,
                                                 1996           1995
                                                --------     --------
Revenues:
  Minimum rents                                 $ 57,532     $ 52,957
  Tenant recoveries                               22,416       20,090
  Percentage rents                                 2,841        2,667
  Other                                            5,417        5,509
                                                --------     --------
           Total revenues                         88,206       81,223
                                                --------     --------

Expenses:
  Shopping Center Expenses:
    Property operating                             9,841        8,383
    Repairs and maintenance                        6,958        6,614
    Real estate taxes                              9,555        8,323
    Advertising & promotion                        1,782        1,413
    Management expenses                            2,021        1,400
    Provision for doubtful accounts                  904          879
    Ground leases                                    744          638
    Other                                          1,470        1,739
                                                --------     --------
    Total shopping center expenses                33,275       29,389

  Deferred stock compensation expense                 52           52
  Interest expense                                31,235       30,465
  Depreciation and amortization                   16,907       14,188
  Merger Expenses (Note 4)                        10,200           --
                                                --------     --------
                                                  91,669       74,094
                                                --------     --------
  Gain on sale of assets                              --           18

  Income from nonconsolidated joint
    ventures (Notes 4 and 5)                       4,755        2,427
  Minority partners' interest in
   consolidated joint ventures                     (390)          252
                                                --------     --------
Income before Limited Partners' interest
    In the Operating Partnership                     902        9,826

  Limited Partners' interest in the
    Operating Partnership                            344      (4,049)
                                                --------     --------
           Net income                           $    558     $  5,777
                                                ========     ========
  EARNINGS PER COMMON SHARE AND COMMON
    EQUIVALENT SHARE (Note 6)                   $   0.01     $   0.12
                                                ========     ========
  WEIGHTED AVERAGE SHARES OUTSTANDING (000's)     55,616       48,982
                                                ========     ========

                             See accompanying notes



                          DEBARTOLO REALTY CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                  (Dollars in thousands, except per share data)


                                             Six Months Ended June 30,
                                                 1996          1995
                                              ---------    ---------
Revenues:
  Minimum rents                               $ 114,086    $ 106,191
  Tenant recoveries                              45,456       39,844
  Percentage rents                                5,635        5,632
  Other                                          11,455        8,785
                                              ---------    ---------
           Total revenues                       176,632      160,452
                                              ---------    ---------

Expenses:
  Shopping Center Expenses:
    Property operating                           19,695       16,962
    Repairs and maintenance                      15,130       12,791
    Real estate taxes                            18,338       16,806
    Advertising & promotion                       3,778        2,761
    Management expenses                           4,143        2,797
    Provision for doubtful accounts               1,502        1,493
    Ground leases                                 1,450        1,207
    Other                                         2,343        2,776
                                                -------    ---------
           Total shopping center expenses        66,379       57,593

  Deferred stock compensation expense               105          105
  Interest expense                               60,759       61,338
  Depreciation and amortization                  32,432       28,348
  Merger expenses (Note 4)                       10,200           --
                                              ---------    ---------
                                                169,875      147,384
                                              ---------    ---------
  Gain on sale of assets                             --        3,779

  Income from nonconsolidated joint
   ventures (Notes 4 and 5)                       8,236        4,182
  Minority partners' interest in
   consolidated joint ventures                     (325)         536
                                              ---------    ---------
    Income before extraordinary item             14,668       21,565

  Extraordinary item  (Note 4)                    9,191           --
                                              ---------    ---------
    Income before Limited
     Partners' interest                          23,859       21,565

  Limited Partners' interest in the
   Operating Partnership                         (9,097)      (8,891)
                                              ---------    ---------
           Net income                         $  14,762    $  12,674
                                              =========    =========

  EARNINGS PER COMMON SHARE AND COMMON
    EQUIVALENT SHARE (Note 6):
      Income before extraordinary item        $   0.28      $   0.26
      Extraordinary item                         (0.01)          ---
                                              ---------     ---------
      Net income                              $   0.27      $   0.26
                                              =========     =========

  WEIGHTED AVERAGE SHARES
   OUTSTANDING (000's)                           55,613       48,982
                                              =========     =========

                             See accompanying notes

                          DEBARTOLO REALTY CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                             (Dollars in thousands)

                                              Six Months Ended June 30,
                                                    1996       1995
                                                 ---------  ---------
Cash Flow From Operating Activities:
Net income                                       $  14,762  $  12,674
Adjustments to reconcile net income to net cash
 provided by Operating Activities:
  Amortization of formation costs                    4,838      6,531
  Amortization of interest rate
   protection agreements and deferred
   loan costs                                          224      1,556
  Gain on sale of assets                                --     (3,779)
  Depreciation and amortization                     32,432     28,348
  Extraordinary item                                (9,191)        --
  Deferred stock compensation expense                  105        105
  Minority partners' interests in
   consolidated joint ventures                         325       (536)
  Limited Partners' interest in the
   Operating Partnership                             9,097      8,891
  Income from nonconsolidated joint ventures        (8,236)    (4,182)
  Decrease in restricted cash                        1,433      7,746
  Decrease (increase) in short term
   investments                                      13,082     (7,333)
  Decrease in accounts receivable                    1,214      2,805
  Decrease (increase) in prepaid
   expenses and other                                1,317     (4,074)
  Increase in accounts payable and
   accrued expenses                                 16,794      8,144
                                                   -------    -------
  Net Cash Provided By Operating Activities         78,196     56,896
                                                   -------    -------
Cash Flows From Investing Activities:
  Additions to investment properties               (36,146)   (22,274)
  Cash paid for tenant allowances                   (3,735)    (2,144)
  Purchase of partnership interest                  (5,375)        --
  Additions to deferred charges for
   lease costs and other                            (3,640)    (1,612)
  Distributions from nonconsolidated
   joint ventures                                   36,811     11,058
  Advances to and investments in
   nonconsolidated joint ventures                  (12,055)      (888)
  Net proceeds from sale of assets                     307      3,750
                                                  --------   --------
  Net Cash Used In Investing Activities            (23,833)   (12,110)
                                                  --------   --------
Cash Flows From Financing Activities:
  Proceeds from issuance of debt                    41,904     15,263
  Scheduled principal payments on mortgages         (3,301)    (3,340)
  Other payments on debt                           (30,298)    (9,545)
  Proceeds from dividend reinvestment plan              50         --
  Loan costs paid                                     (294)      (444)
  Minority partner distributions                    (1,600)      (127)
  Distributions to Limited Partners                (21,571)   (21,526)
  Dividends paid                                   (34,909)   (30,660)
  Decrease (increase) in affiliate
   receivables                                       2,291        499
                                                  --------   --------
  Net Cash Used in Financing Activities            (47,728)   (49,880)
                                                  --------   --------

  Net (Decrease) Increase in Cash                    6,635     (5,094)

Cash and Cash Equivalents:
  Beginning of period                               25,851     38,899
                                                  --------   --------
  End of period                                   $ 32,486   $ 33,805
                                                  ========   ========
Supplemental Information:
  Interest Paid                                   $ 53,878   $ 50,254
                                                  ========   ========
Supplemental schedule of non-cash and financing
   activities:
  Step-up in connection with acquisition of
   additional interest in joint venture           $  7,296   $     --
                                                  ========   ========

  Historical cost basis of net investment
   properties consolidated as a result of
   acquisitions of additional interests in
   joint ventures                                 $121,245   $     --
                                                  ========   ========

  Mortgages on those properties consolidated
   as a result of acquisitions of additional
   interests in joint ventures                    $136,009   $     --
                                                  ========   ========

  Historical cost basis of net investment
   property disposed                              $ (4,040)  $     --
                                                  ========   ========

  Mortgage extinguishment relating to
   property disposition                           $(13,372)  $     --
                                                  ========   ========

  Acquisition of certain businesses of
   Property Manager                               $  4,020   $     --
                                                  ========   ========

                             See accompanying notes

                          DEBARTOLO REALTY CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      (Unaudited and Dollars in Thousands)

Note 1 - Organization and Ownership

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and in conjunction with the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting solely of normal recurring matters) necessary for a fair presentation of the consolidated financial statements for these interim periods have been included. The results for the interim period ended June 30, 1996 are not necessarily indicative of the results that may be expected for the full fiscal year. These financial statements should be read in conjunction with the DeBartolo Realty Corporation December 31, 1995 audited consolidated financial statements and notes thereto included in its annual report on Form 10-K for the year ended December 31, 1995 filed with the Securities and Exchange Commission and Management's Discussion and Analysis of Financial Condition and Results of Operations.

DeBartolo Realty Corporation, (together with its subsidiaries and operating affiliates, sometimes referred to as the "Company"), is an Ohio corporation which operates as a self-administered and self-managed real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended. Through its majority-owned managing general partnership interest in DeBartolo Realty Partnership, L.P., a Delaware limited partnership (the "Operating Partnership") and indirectly, interests in DeBartolo Capital Partnership, a Delaware general partnership, the Company is engaged in the ownership, development, management, leasing, acquisition and expansion of super-regional and regional malls and community shopping centers.

The Company was formed to continue and expand the shopping mall ownership, management and development business of The Edward J. DeBartolo Corporation ("EJDC") in a portfolio which, as of June 30, 1996, consisted of 50 super-regional and regional malls (the "DeBartolo Malls"), 11 community centers and land held for future development (collectively, the "DeBartolo Properties").

The Company completed its initial public offering of securities (the "IPO") in April, 1994. At June 30, 1996, the Company was the sole general partner of and owned a 61.9% interest in the Operating Partnership. As of June 30, 1996, EJDC and certain affiliates (collectively, the "DeBartolo Group") and certain current and former employees of EJDC, along with JCP Realty, Inc. ("JCP"), own the remaining 38.1% interest in the Operating Partnership.

In addition, the Operating Partnership owns 100% of the non-voting preferred stock and a non-controlling common stock interest (5%) in DeBartolo Properties Management, Inc. (the "Property Manager") which provides certain architectural, design, construction and other services to substantially all of the DeBartolo Properties, as well as, certain other regional malls and community shopping centers owned by third parties.

Note 2 - Basis of Presentation

The financial statements of the Company are presented on a consolidated basis. Properties which are controlled through majority ownership have been consolidated and all significant intercompany transactions and accounts have been eliminated. Properties where the Company owns less than a majority interest have been accounted for under the equity method. One property, which is owned 2% by the Operating Partnership, is accounted for under the cost method.

The Operating Partnership owns 5% of the voting common stock and all of the nonvoting preferred stock of the Property Manager. The Company accounts for the investment in the Property Manager under the equity method.

Certain prior year amounts have been reclassified to conform to the current year presentation.


Note 3 - Restricted Cash

Cash is restricted primarily for renovations and redevelopment of the 17 DeBartolo Properties in connection with a securitized commercial pass-through certificate issuance simultaneously with the IPO.

Note 4 - Mergers, Acquisitions and Dispositions

The Company entered into an Agreement and Plan of Merger, dated as of March 26, 1996 (the "Agreement"), among Simon Property Group, Inc., a Maryland corporation ("SPG"), its merger subsidiary and the Company, pursuant to which the Company agreed to merge with the merger subsidiary. The Agreement provides for the exchange of all outstanding Company common stock for SPG common stock, $0.0001 par value (the "SPG Common Stock"), at an exchange ratio of 0.68 shares of SPG Common Stock for each share of Company common stock. The merger and other related transactions were approved by shareholders of both companies and were closed on August 9, 1996. Shareholders of the Company received approximately
37.9 million shares of SPG common stock valued at $24.375 per share. During the six-month period ended June 30, 1996, the company incurred $10,200 of underwriting, legal, accounting and other expenses associated with the merger. These costs were charged to expense.

During January, 1996, the Property Manager acquired partnership interests of 33 1/3% and 25% in two joint ventures, respectively, from an unrelated joint venture partner. As a result, the Company effectively owns 65% and 74% of these joint ventures and includes the financial position and results of operations and cash flows of these joint ventures in its consolidated financial statements. Effective March 31, 1996, the Company acquired an additional 10% partnership interest in Miami International Mall. As a result, the Company owns 60% of this joint venture and includes the financial position and results of operations and cash flows in its consolidated financial statements effective April 1, 1996.

Effective January 1, 1996, the Company acquired the management, leasing and certain other operating divisions of the Property Manager. The operating results of these divisions are included in the Company's consolidated financial statements net of eliminated intercompany transactions. The Property Manager continues to provide architectural, engineering and construction services for the Company.

The Company transferred ownership of one property to its lender, as of March 1, 1996, fully satisfying the property's mortgage note payable. This property no longer met the Company's criteria for its ongoing strategic plan. The Company has recognized an extraordinary gain on this transaction of $9.2 million. The Operating Partnership's share of this property's net income (loss) for 1993, 1994 and 1995 was $9, ($760) and ($513), respectively. The Operating Partnership's share of this property's cash generated before debt payments and capital expenditures ("FFO") for 1993, 1994 and 1995 was $512, ($237) and $48, respectively.

Note 5 - Investment in Nonconsolidated Joint Ventures

As a result of the above-discussed acquisitions, the combined Balance Sheet of the nonconsolidated joint ventures includes the financial position of nine joint ventures at June 30, 1996 and twelve joint ventures at December 31, 1995. Three joint ventures, in which the Company acquired additional partnership interests during the first quarter of 1996, are included in the Company's consolidated Balance Sheet at June 30, 1996 (see Note 4 above).


                                          June 30,   December 31,
                                             1996         1995
                                          ---------  -----------
Balance Sheets

   Investment properties (net)            $ 505,288   $ 599,234
   Other assets                              42,471      43,094
                                          ---------   ---------
     Total assets                           547,759     642,328
                                          ---------   ---------
   Mortgages and notes payable              508,341     584,495
   Other liabilities                         46,980      90,549
                                          ---------   ---------
     Total liabilities                      555,321     675,044
                                          ---------   ---------
   Accumulated equity (deficit)              (7,562)    (32,716)
   Less:  Outside partners' equity           (9,740)        180
   Advances to nonconsolidated joint
    ventures                                 30,867      78,474
                                          ---------   ---------
   Net surplus in nonconsolidated
    joint ventures                        $  13,565   $  45,578
                                          =========   =========
   Net surplus (deficits) in
    nonconsolidated joint ventures
    is presented in the accompanying
    consolidated balance sheets as
    follows:
     Investments in nonconsolidated
      joint ventures                      $  31,005  $  38,251
     Advances to nonconsolidated
      joint ventures                         30,867     78,474
                                          ---------  ---------
     Total investments in and
      advances to nonconsolidated
      joint ventures                         61,872    116,725
     Deficits in nonconsolidated
      joint ventures                        (48,307)   (71,147)
                                          ---------  ---------
                                          $  13,565  $  45,578
                                          =========  =========


The combined statements of operations for the nonconsolidated joint ventures include the operating results of ten joint ventures for the three month period ended March 31, 1996, nine joint ventures for the three months ended June 30, 1996 and twelve joint ventures in 1995. The operating results of two joint ventures, in which the Company acquired additional partnership interest in January 1996, are included in the Company's consolidated operating statement. The operating results of one joint venture, in which the Company acquired additional partnership interest effective March 31, 1996, are included in the Company's consolidated operating statement effective April 1, 1996.


                                          Six Months Ended June 30,
                                               1996         1995
Statements of Operations
Revenues:
   Minimum rents                           $  41,183   $  46,571
   Tenant recoveries                          19,549      21,971
   Percentage rents                            2,251       2,860
   Other                                       5,238       3,294
                                            --------    --------
     Total revenues                           68,221      74,696
                                            --------    --------
Expenses:
   Shopping Center Expenses:
     Property operating                        6,197       6,968
     Repairs and maintenance                   5,050       5,704
     Real estate taxes                         8,124       9,367
     Advertising and promotion                 1,833       2,019
     Management fees to affiliate              2,329       2,477
     Provision for doubtful accounts             554         467
     Ground leases                                            60
     Other                                       539         674
                                           ---------    --------
                                              24,626      27,736
   Interest expense                           20,150      28,604
   Depreciation and amortization              10,559      11,814
                                           ---------   ---------
                                              55,335      68,154

        Net income                         $  12,886   $   6,542
                                           =========   =========
The Operating Partnership's share of:
   Revenues less shopping center expenses  $  19,982   $  20,275
   Interest expense                            7,333       9,866
   Depreciation, amortization and other        4,413       6,227
                                           ---------   ---------
        Net income                         $   8,236   $   4,182
                                           =========   =========

Note 6 - Earnings Per Common Share and Common Share Equivalent

Earnings per share and common share equivalent is based on the weighted average number of common stock and common stock equivalents outstanding for the six months ended June 30, 1996. Common stock awarded but not yet issued under the deferred stock plan (42,400 shares) and the Company's long-term incentive plan (80,400 shares) have been considered common stock equivalents for the six months ended June 30, 1996.


Note 7 - Dividends

The Company paid a dividend of $0.315 per share on July 22, 1996 for the period of April 1, 1996 through June 28, 1996. On August 9, 1996, the Company paid a prorated dividend of $0.1454 per share for the period June 29, 1996 through August 9, 1996.

                        EXHIBIT INDEX
                        -------------

                                                               Sequentially
Exhibit No.                 Description                        Numbered Page
- ----------                  -----------                        -------------
 2.1                         Agreement and Plan of Merger
                            (the "Merger Agreement")
                            (dated as of March 26, 1996,
                            among SPG, Sub and DRC
                            (included as Annex I to the
                            Prospectus/Joint Proxy
                            Statement referred to in
                            Exhibit 20.1).

2.2                         Amendment No. 1 to the Merger
                            Agreement, dated as of June 26,
                            1996 (included as Annex I to
                            the Prospectus/Joint Proxy
                            Statement referred to in
                            Exhibit 20.1).

2.3                         Amendment No. 2 to the Merger
                            Agreement, dated as of
                            August 8, 1996.

20.1                        Prospectus/Joint Proxy
                            Statement dated June 28, 1996
                            (incorporated by reference to
                            the Prospectus/Joint Proxy
                            Statement dated June 28, 1996,
                            forming a part of the
                            registrant's Registration
                            Statement on Form S-4 (333-
                            06933), as amended and declared
                            effective by the Securities and
                            Exchange Commission on June 28,
                            1996).

99.1                        Press Release dated August 7,
                            1996.

99.2                        Press Release dated August 9,
                            1996